                      SECURITIES AND EXCHANGE COMMISSION

                           Washington,  D.C.   20549

                                   Form 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 June 7, 1999


                        PACIFIC CONTINENTAL CORPORATION
            (Exact name of registrant as specified in its charter)


                                    OREGON
                (State or other jurisdiction of incorporation)


                                                 93-0606433
       ------------------------        -------------------------------
       (Commission File Number)        IRS Employer Identification No.


                              111 West 7th Avenue
                             Eugene, Oregon  97401
             (Address of principal executive offices) (zip code)


      Registrant's telephone number, including area code: (541) 686-8685

Item 1 - Change in Control of Registrant

     Pursuant to the Plan and Agreement of Reorganization and Share Exchange dated December 9, 1998, on June 7, 1999, Pacific Continental Bank (the "Bank") became a wholly owned subsidiary of Pacific Continental Corporation (the "Company"), a newly-formed bank holding company. The corporate reorganization of the Bank ("Reorganization") was approved by the shareholders of the Bank on April 22, 1999.

Item 5 - Other Events

     The Bank's common stock has been registered as a class with the Federal Deposit Insurance Corporation, under Section 12(g) of the Securities Exchange Act of 1934 (the "Act"). As a result of the Reorganization, the Company has become the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3. The Bank has filed a Form 15 with the FDIC pursuant to Rule 12g-4 requesting deregistration of the Bank's common stock, effective immediately. A copy of the Form 15 dated June 7, 1999 deregistering the common stock of the Bank with the FDIC is attached to this report as Exhibit (99).

Item 7 - Financial Statements and Exhibits

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

               (99) Form 15 dated June 7, 1999, of Pacific Continental Bank to deregister the Bank's common stock pursuant to Rule 12g-4(a)(1)(i)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  June 7, 1999



                                        PACIFIC CONTINENTAL CORPORATION



                                        By  /s/ J. Bruce Riddle
                                          ------------------------------
                                                J. Bruce Riddle
                                                President